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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-71525 of our report dated February 5, 1999, included in RCN Corporation's Form 8-K dated December 17, 1999, covering 21st Century Telecom Group, Inc.'s consolidated financial statements as of December 31, 1998 and March 31, 1998 and the results of its operations and its cash flows for the nine months ended December 31, 1998 and for each of the two years in the period ended March 31, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report. We also consent to the reference to our firm under the caption "Experts".



                                                       /s/ Arthur Andersen LLP



Chicago, Illinois
January 6, 2000